Microsoft Word 11.0.6568;SUB-ITEM 77I

The MFS Core Equity Fund, MFS Research International Fund, and MFS Value Fund, each a series of MFS Series Trust I, established a new class of shares (W), as described in the Amendment to the Declaration of Trust contained in Post-Effective Amendment No. 48 to the Registration Statement (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on February 24, 2006 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.